EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement of Pinnacle Global Group, Inc. on Form S-8 of our report dated October 1, 1998 on our audit of the balance sheet of Pinnacle Global Group, Inc. as of October 1, 1998, our report dated February 17, 1998 on our audit of the financial statements of TEI, Inc., and our report dated February 16, 1998 on our audit of the financial statements of Spires Financial L.P.

                                          /s/ PricewaterhouseCoopers LLP

                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February  11, 1999